                                                                    Exhibit 4.19


                                                                  EXECUTION COPY

      SECURITY AGREEMENT dated as of March 12, 1998, among Nakomthai Strip Mill Public Company Limited ("NSM" or the "Company"), a public limited company duly organized and validly existing under laws of the Kingdom of Thailand, NSM Steel (Delaware) Inc. ("NSM (Del)"), a Delaware corporation, NSM Steel Company, Ltd., a Cayman Islands company ("NSM Cayman" and, together with the Company and NSM
(Del), the "Grantors"), The Chase Manhattan Bank, a New York banking corporation ("Chase"), as trustee (in such capacities, the "Trustee") under each of the Indentures (as defined below), Chase, as collateral agent (in such capacity, the "Collateral Agent") hereunder, and Chase, as deposit bank (in such capacity, the "Deposit Bank").

      NSM (Del) and NSM Cayman (collectively, the "Note Issuers"), propose to issue and sell to NatWest Capital Markets Limited ("NatWest"), McDonald & Company Securities, Inc. ("McDonald"), Paine Webber Incorporated ("Paine Webber") and ECT Securities Corp ("ECT" and, together with NatWest, McDonald and ECT, the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated March 2, 1998 (the "Purchase Agreement"), among the Note Issuers, NSM and the Initial Purchasers, $249,000,000 principal amount at maturity of 12% Senior Mortgage Notes Due 2006 (the "Senior Notes") and $175,010,000 (Gross Proceeds) Representing 203,500 Units (the "Units" and, together with the Senior Notes, the "Offered Securities"), each unit consisting of one 12 1/4% Senior Subordinated Mortgage Note Due 2008 with a principal amount at maturity of $ 1,000 (collectively, the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes") and 633.09266 warrants, each to purchase one ordinary share, par value 10 Baht per share (the "Ordinary Shares"), of NSM. In connection with, and concurrently with the consummation of, the issuance and sale of the Offered Securities, the Grantors propose to consummate a private placement consisting of $53,133,016 aggregate principal amount at maturity of 12 3/4% Subordinated Second Mortgage Debentures Due 2009 (the "Debentures").

            The Senior Notes will be irrevocably and unconditionally guaranteed as to principal, premium, interest and Additional Amounts, if any, by NSM. The Senior Subordinated Notes will be irrevocably and unconditionally guaranteed as to principal, premium, interest and Additional Amounts, if any, by NSM. The Debentures will be irrevocably and unconditionally guaranteed as to principal, premium, interest and Additional Amounts, if any, by NSM. The Senior Notes will be issued under an indenture dated as of March 1, 1998 (the "Senior Note Indenture"), among the Note Issuers, NSM and the Trustee. The Senior Subordinated Notes will be issued pursuant to an indenture dated as of March 1, 1998 (the "Senior Subordinated Note Indenture"), among the Note Issuers, NSM, and the Trustee. The Debentures will be issued pursuant to an Indenture dated as of March 1, 1998 (the "Debenture Indenture" and, together with the Senior Note Indenture and the Senior Subordinated Note Indenture, the "Indentures"), among the Note Issuers, NSM and the Trustee.

            Pursuant to the terms of the Indentures, the Grantors have agreed to execute and deliver an agreement in the form hereof to secure all obligations of the Note Issuers and the Company under the Notes and the Indentures goveming the Notes (the "Note Obligations") and all obligations of the Note Issuers and the Company under the Debentures and the Debenture Indenture (the "Debenture Obligations" and, together with the Note Obligations, the "Obligations").

            Accordingly, the Grantors and the Collateral Agent on behalf of each of the holders of the Notes and the Debentures, including any Depository (as defined in the Security Sharing Agreement) therefor (the "Secured Parties"), hereby agree as follows:

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                                    ARTICLE I

                                   Definitions

      SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Indentures and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of New York as of the date hereof.

      SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

      "Accounts" shall mean the Notes DSR Account and the Offshore Reserve Account.

      "Collateral" shall mean (a) the Notes DSR Account, (b) the Offshore Reserve Account, (c) any Investment Property or Financial Assets held or owned in or through either of (a) or (b) and (d) any and all Proceeds of the foregoing.

      "Entitlement Holder" shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such person is the Entitlement Holder.

      "Entitlement Order" shall mean a notification communicated to a Securities Intermediary (including without limitation the Deposit Bank) directing transfer or redemption of a Financial Asset to which the Entitlement Holder (including but not limited to the Grantor) has a Security Entitlement.

      "Financial Asset" shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificate or uncertificated Security, a certificate representing a Security or a Security Entitlement.

      "Investment Property' shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Securities Accounts of any Grantor held by the Collateral Agent, under its exclusive dominion and control, in or through the Accounts whether now owned or hereafter acquired by the Collateral Agent.

      "Notes DSR Account " shall have the meaning assigned to such term in the Security Sharing Agreement.

      'Offshore Reserve Account' shall have the meaning assigned to such term in the Security Sharing Agreement.

      "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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      "Proceeds " shall mean any consideration received from the sale, exchange, license, lease or other disposition of Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent and
(b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Secured Parties" shall have the meaning assigned to such term in the introduction to this Agreement.

      "Securities " shall mean any obligations of an issuer or any shares, participation's or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participation's, interests or obligations and (c)(i) are, or are of a type, dealt with or trade on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

      "Securities Account' shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

      "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

      "Security Interest" shall have the meaning assigned to such term in
Section 2.01.

      "Securities Intermediary" shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

                                   ARTICLE II

                               Security Interest

      SECTION 2.01 Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregone, the Collateral Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

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      SECTION 2.02 No Assumption Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

                                  ARTICLE III
                 Representations and Warranties of the Grantors

      The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

      SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

      SECTION 3.02. Filings. Fully executed Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral with evidence of filing thereon will, as soon as practicable after the date hereof, be delivered to the Collateral Agent which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing-, refiling, recording, recording, registration or registration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

      SECTION 3.03 Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral.

      SECTION 3.04 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral,
(b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering, any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect or (c) entered into any agreement that purports to give any Person other than the Collateral Agent any rights in or control over any Collateral.

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                                   ARTICLE IV

                                   Covenants

      SECTION 4.01 Change of Name, Location of Collateral, Records; Place of Business. Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (a) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (b) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (c) in its identity or corporate structure or (d) in its Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral.

      SECTION 4.02 Control Agreement. Each Grantor agrees not to enter into any agreements that purport to give any Person other than the Collateral Agent any rights in or any control over the Accounts.

      SECTION 4.03 Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

                                   ARTICLE V

                                  The Accounts

      SECTION 5.01 Sole Dominion and Control The Grantors acknowledge that the Collateral shall be under the sole dominion and control of the Collateral Agent, and that all of the right, title and interest of any Grantor in and to each and every item of the Collateral shall be subject to the security interest and control of the Collateral Agent. This Agreement shall constitute a control agreement within the meaning set forth in Article 8 of the Union Commercial Code and Chase, as Deposit Bank, shall follow only those directions and Entitlement Orders in respect of the Collateral as are delivered by the Collateral Agent.

      SECTION 5.02 Withdrawals and Investments. The Grantors acknowledge that
(a) the Collateral Agent is the sole signatory for the Accounts, (b) any payment or withdrawal from or investment of funds deposited in either of the Accounts shall be made solely at the direction of the Collateral Agent and (c) any indispensable instruments that govern or evidence either of the Accounts have been delivered to the Collateral Agent and not to the Grantors. The Grantors agree that if any indispensable instruments that govern or evidence either of the Accounts are delivered to any Grantor, such Grantor will immediately deliver such instrument to the Collateral Agent.

      SECTION 5.03. "Financial Assets" Election. The Collateral Agent and the Deposit Bank hereby agree that each item of property (whether Investment Property, Financial Assets, Securities, instruments or cash) credited to the Collateral shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Uniform Commercial Code.

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                                   ARTICLE VI

                               Priority of rights

            SECTION 6.01 Second Priority Creditors. Each holder of any Debenture agrees that (i) the interests of the holders of Senior Notes and the holders of Senior Subordinated Notes, including their interests in any payments to be made from the proceeds of any sale or other perfection or creation of any security interests or Liens in the Collateral on behalf of any Secured Party shall be prior to the interests of the holders of the Debentures in the Collateral, including their interests in any such payments, to the extent and in the manner provided in Section 6.03 (and from time to time shall execute and deliver any instruments or agreements as may be reasonably necessary or desirable to confirm the same), and (ii) at all times that a Default under the Senior Notes or Senior
Note Indenture and Senior Subordinated Notes or Senior Subordinated Note Indenture has occurred and is continuing, absent the consent of the holders of a majority of the aggregate principal amount of each of the Senior Notes outstanding and the Senior Subordinated Notes outstanding, the holders of the Debentures shall refrain from taking any action to foreclose upon, acquire title to (by bidding in at foreclosure or otherwise), take possession of, liquidate or otherwise proceed against any of the Collateral.

            SECTION 6.02 Senior Subordinated Noteholders. Each holder of any Senior Subordinated Note agrees that at all times that a Default has occurred and is continuing under the Senior Notes or Senior Note Indenture, the holders of the Senior Subordinated Notes shall (a) absent the consent of the holders of a majority of the aggregate principal amount of Senior Notes outstanding, refrain from taking any action toward collection of or enforcement or otherwise exercise any rights of such holders of Senior Subordinated Notes with respect to the Collateral, whether pursuant to applicable law, contract or otherwise, including any and all rights concerning foreclosure upon the Collateral and (b) shall (i) with respect to any bankruptcy, insolvency, or similar proceeding, not be entitled to vote with respect to the Collateral or their rights with respect thereto, whether pursuant to applicable law (including applicable bankruptcy or insolvency law), contract (including the Senior Subordinated Indenture), or otherwise, and (ii) in connection with any vote in respect of the Collateral (including in any bankruptcy, insolvency or similar proceeding or otherwise), be deemed to have voted in the same manner and to the same effect as the holders of a majority of the aggregate principal amount of Senior Notes then outstanding, and the holders of the Senior Subordinated Notes hereby assign such rights to vote to the holders of the Senior Notes for the duration of any such Default for the purposes of effecting any such vote; provided, that the foregoing provisions
(A) shall only apply to the holders of the Senior Subordinated Notes so long as the amount owed by the Note Issuers or the Company to the holders of the Senior Notes in respect of the Senior Notes and the Senior Note Indenture exceeds U.S.$50 million and (B) shall not create any contractual obligation on holders of the Senior Notes to take or refrain from taking any action with respect to the Collateral.

            SECTION 6.03 Distribution. The proceeds of any enforcement, collection or other realization of all or any part of the Collateral pursuant hereto shall be paid to the Collateral Agent. The Collateral Agent shall deposit these proceeds into accounts it will establish and maintain at its principal corporate trust office in New York, New York for the benefit of the Secured Parties (the "Collateral Accounts"). The Collateral Agent may appropriate and apply sums received by it in connection with the enforcement of all outstanding Obligations to the credit of any of the accounts which have been established in the name of the Collateral Agent, or over which the Collateral Agent holds a security interest on behalf of the Secured Parties or other sums the disposition of which it has

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the power to control, in relation to this Agreement or the Indentures. Such sums shall be applied to the following order of priority:

      (a) first, in payment of all costs, charges, fees, expenses and liabilities incurred and payments made by and indemnities owed to (collectively, "costs") the Collateral Agent and any receiver, attorney, agent, delegate, subdelegate or other person (each a "receiver") appointed by the Collateral Agent in accordance with the terms of this Agreement or the Indentures in connection with the performance of its obligations hereunder or thereunder or the execution or purported execution of any powers, authorities or discretions vested in it or him pursuant hereto or thereto including (without limitation to the foregoing) the remuneration of the Collateral Agent;

      (b) second, pro rata to: the Notes Depositary and the Notes Trustees, in payment for all Notes Obligations that consist of costs incurred in connection with the administration of the Note Depositary Agreement and the applicable Indentures;

      (c) third, to the payment in full of the Note Obligations (the amounts so applied to be distributed among the Secured Parties ratably to the respective entitlements of the applicable Secured Parties (as the case may be) in accordance with the amounts of the Note Obligations owed to them on the date of any such distribution);

      (d) fourth, to the Debenture Depositary and the Debenture Trustee, in payment for all Debentures Obligations consisting of costs incurred in connection with the administration of the Debenture Depositary Agreement and the Debenture Indenture;

      (e)   fifth, to the payment in full of the Debenture Obligations; and

      (f) sixth, to the extent that any funds remain, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                                  ARTICLE VII

                                  Deposit Bank

            SECTION 7.01 Appointment of deposit Bank. The Collateral Agent hereby appoints the Deposit Bank as its sub-agent under this Security Agreement and authorizes the Deposit Bank, on the terms and subject to the conditions set forth herein, to receive payments in respect of the Collateral. The Deposit Bank shall be the Collateral Agent's agent for the purpose of holding and investing the Collateral.

            SECTION 7.02 Instructions. The Grantors and the Deposit Bank acknowledge that the Collateral Agent is the only Person who may give instructions to the Deposit Bank in respect of the Collateral. Neither the Grantors nor any person or entity claiming by, through or under the Grantors shall have any right, title or interest in, or control over the use of, or any right to withdraw any amount from, the Collateral, except that the Collateral Agent shall have the right to withdraw amounts from the Accounts. The Deposit Bank shall be entitled to rely on, and shall act in accordance with, all instructions given to it by the Collateral Agent with respect to the Collateral.

            SECTION 7.03 Consent of Grantors. The Grantors consent to the appointment of the Deposit Bank and agree that the Deposit Bank shall incur no liability to any Grantor as a result of any action taken pursuant to an instrument given by the Collateral Agent in accordance with the

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provisions of this Agreement. The Grantors agree to indemnify and defend the
Deposit Bank against any loss, liability, claim or expense (including reasonable attorneys" fees) arising from the Deposit Bank's entry into this Agreement and actions taken hereunder, except to the extent resulting from Deposit Bank's gross negligence or willful misconduct.; provided, however, that the Grantors will not indemnify the Deposit Bank against any consequential damages or loss of profits or loss of business.

            SECTION 7.04 Transfer of rights. The Deposit Bank will not assign or transfer any of its rights or obligations hereunder (other than to the Collateral Agent) without the prior written consent of the other parties hereto, and any such attempted assignment or transfer shall be void.

            SECTION 7.05 Right of Setoff. The Deposit Bank hereby irrevocably waives any right to set off against, or otherwise deduct from, any funds held in the Accounts and all Investment Property or Financial Assets (and Proceeds thereof) that come into its possession in connection with the Accounts any indebtedness or other claim owed by any Grantor or any affiliate thereof to the Deposit Bank.

            SECTION 7.06 Subordination of the Deposit Bank. The Deposit Bank hereby irrevocably subordinates to the Security Interest any security interest in or lien on any of the Collateral that the Deposit Bank may have from time to time by operation of law or by agreement.

            SECTION 7.07 Representation, Warranties and Covenants of the Deposit Bank. The Deposit Bank represents, warrants and covenants to the Grantors, the Collateral Agent and the Secured Creditors that:

      (a) the Deposit Bank is a Securities Intermediary and is acting in that capacity;

      (b) each Account is a Security Account;

      (c) the Deposit Bank will treat each item of property (including without limitation each Security Entitlement) credited to any Account, other than cash, as a Financial Asset;

      (d) each Account is maintained in the name of the respective Grantor, and the security interest of the Collateral Agent in each Account is indicated on the books of the Deposit Bank;

      (e) the Deposit Bank has not and will not enter into any agreement under which the Deposit Bank agrees to comply with any directions or Entitlement Orders regarding any of the Collateral originated by any person other than the Collateral Agent; and

      (f) the Deposit Bank will promptly notify the Grantors and the Collateral Agent upon the Deposit Bank's obtaining any notice of an adverse claim in respect of any of the Collateral.

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                                  ARTICLE VIII

                        Appointment of Collateral Agent

            Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the Collateral Agent for and on its behalf in respect of the Collateral on the same terms and conditions as provided under Articles 3 and 4 of the Security Sharing Agreement; provided, however, that for purposes of this Agreement references in such Article 3 and 4: (i) to the "Secured Creditors" shall be deemed to be references to the Secured Parties,
(ii) to the "Revenue Account, the Operating Account and the Notes Sinking Fund Account" shall be deemed to be references to the Notes DSR Account and the Offshore Reserve Account, (iii) to the "Security Documents" shall be deemed to be references to this Agreement (iv) to "this Agreement", when used alone and not in conjunction with the term "Security Documents," shall be deemed to be references to this Agreement (v) to "this Agreement", when used in conjunction with the term "Security Documents," shall be deemed to have been deleted, (vi) to the "Secured Creditors' Representative" shall be deemed to be references to the Trustee, (vii) to the "Shared Collateral" shall be deemed references to the Collateral, (viii) to the "Collateral" shall be deemed to be references to the Collateral (ix) to the "Credit Documents" shall be deemed to be references to the Indentures, the Notes, the Debentures and this Agreement (x) to "Secured Indebtedness" and "Total Secured Indebtedness" shall be deemed to be references to the Obligations; and (xi) to the "Issuers and the Company" shall be deemed to be references to the Grantors; and all references in such Article 3 and 4 to the "Thai Lenders", the "Thai Facility Agent" and the "Bank Credit Facility" shall be deemed to have been deleted.

                                   ARTICLE IX

                                 Miscellaneous

      SECTION 9.01 Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Security Sharing Agreement.

      SECTION 9.02 Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent, the Trustee and the other Secured Parties, and their respective successors and assigns, except that such Grantor shall not have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the Indentures.

      SECTION 9.03 Survival of agreement; Severabilty . (a) All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Collateral Agent, the Trustee and the other Secured Parties and shall survive the issuance of the Notes by the Note Issuers and the sale of the Debentures by the Issuers, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on or any other fee or amount payable under this Agreement is outstanding and unpaid.

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      (b) In the event any one or more of the provisions contained in this
Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      (c) This Agreement shall remain in full force and effect as to all Obligations remaining unpaid, notwithstanding the discharge and payment in full of any and all Obligations owed under any one or more of the Indentures. Upon any such discharge of any one or more of the Indentures, the Grantors hereby agree to enter into such conforming changes hereto as shall be reasonably satisfactory to the Trustee confirming the rights provided hereunder in respect of the remaining Obligations outstanding.

      SECTION 9.04 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE JURISDICTION OF THE DEPOSIT BANK, WITHIN THE MEANING OF SECTION 8-1 10(e) OF THE UNIFORM COMMERCIAL CODE, IS THE STATE OF NEW YORK.

      SECTION 9.05 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 9.02. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.06 Rules of Interpretation. The rules of interpretation specified in Section 1.04 of the Indentures shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

      SECTION 9.07 Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Trustee or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

      (a) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.08 Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 9.09 Amendments. No modifications, waiver or amendment of any provision of this Security Agreement shall in any event be effective unless the same shall be in writing and signed by the Grantors, the Trustee, the Collateral Agent and the Deposit Bank; provided, however, that (i) no such modification, waiver or amendment shall adversely effect any of the Collateral Agent's rights, immunities or rights to indemnification under this Agreement or expand its duties or obligations under this Agreement without the prior written consent of the Collateral Agent and (ii) no such modification, waiver or amendment shall
(A) create any lien on the Collateral or any part thereof or terminate any part of the security interest of the Collateral Agent in all or substantially all of the Collateral or (B) deprive the holders of the Notes or Debentures of any part of the security afforded hereunder, in each case without the consent of (x) the Trustee on behalf of the Senior Notes and Senior Subordinated Notes, acting at the direction of a majority of the holders of outstanding Note Obligations (unless the holders of the Senior Notes and Senior Subordinated Notes shall have released the Company of its obligations hereunder) and (y) the Trustee on behalf of the holders of the Debentures, acing at the direction of a majority of the holders of outstanding Debenture Obligations.

      SECTION 9.10. No. Waiver. No failure or delay on the part of any of the parties hereto in exercising any right, power or privilege under this Agreement shall impair such right, power or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or any other right, power or privilege.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  NAKORNTHAI STRIP MILL PUBLIC COMPANY
                                  LIMITED,


                                  by
                                      /s/ John W. Schultes
                                      ----------------------------
                                      Title: President/CEO

                                  NSM STEEL (DELAWARE) INC.,


                                  by
                                      /s/ John W. Schultes
                                      ----------------------------
                                      Title: President/CEO

                                  NSM STEEL COMPANY LTD.,


                                  by
                                      /s/ John W. Schultes
                                      ----------------------------
                                      Title: President/CEO

                                  THE CHASE MANHATTAN BANK, as Trustee under each of the Indentures,


                                  by
                                      /s/ Valerie Dunbar
                                      ----------------------------
                                      Title: Vice President

                                  THE CHASE MANHATTAN BANK, as Collateral Agent,


                                  by
                                      /s/ Valerie Dunbar
                                      ----------------------------
                                      Title: Vice President


                                  THE CHASE MANHATTAN BANK, as Deposit Bank


                                  by
                                      /s/ Valerie Dunbar
                                      ----------------------------
                                      Title: Vice President